Exhibit 99.3
KIT DIGITAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 5, 2008, KIT digital, Inc., a Delaware corporation (“KIT” or the “Company”), filed a Current Report on Form 8-K (the “October 8-K”) to report the company, through its wholly-owned subsidiary, KIT digital FZ-LLC, entered into a Share Purchase Agreement (“Visual SPA”) on October 5, 2008 with shareholders holding 100% of shares in Visual Connection, a.s. (“Visual”), a corporation organized and existing under the laws of the Czech Republic.

On October 5, 2008, KIT entered into the Visual SPA with Visual. Pursuant to the Visual SPA, if all conditions therein are met over time, KIT will acquire all of the outstanding equity interests of Visual for approximately $10 million, less an adjustment for working capital at closing, of which $4,650 thousand less an adjustment for negative working capital of $306 thousand or $4,344 thousand has been recorded as the purchase price. The remaining $5,350 thousand is based on achieving certain future performance milestones. Visual’s historical financial statements were prepared under accounting principles generally accepted in the Czech Republic (Czech GAAP). In order to prepare the unaudited pro forma condensed combined financial information, Visual’s financial statements were adjusted to reflect the application of accounting principles generally accepted in the United States (U.S. GAAP). A discussion of the material differences between Czech GAAP and U.S. GAAP is included in the notes to the financial statements in Exhibit 99.1 and 99.2.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of KIT and the condensed balance sheets of Visual, which include the parent company Visual Connection, a.s. and the subsidiaries Visual Media Services (‘Visual Media”) and Visual Connection, spol. s.r.o. (“Visual Slovakia”) as of September 30, 2008. The unaudited pro forma condensed combined balance sheet reflects the aggregate cost of the acquisition of Visual of approximately $4,650 thousand which consists of $2,500 thousand, subject to adjustment on a dollar-for-dollar basis for working capital estimated  to be a negative $306 thousand plus $2,150 thousand, which is the minimum amount payable of amounts subject to performance milestones.

The unaudited pro forma condensed combined statement of operations was prepared by combining the condensed statement of operations of KIT and the condensed statement of operations of Visual, which include the parent company Visual Connection, a.s. and the subsidiaries Visual Media and Visual Slovakia for the nine months ended September 30, 2008 and the year ended December 31, 2007.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of KIT, as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form10-KSB filed April 1, 2008 and in its Quarterly Report on Form 10-Q filed November 14, 2008 and in conjunction with the separate financial statements and related notes thereto of Visual included as Exhibit 99.1 and 99.2 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. In the opinion of KIT’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to KIT’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of September 30, 2008
(in thousands of USD)

	Historical				Pro Forma		Pro Forma
			Visual	Visual
	KIT	Visual	Media	Slovakia	Adjustments		Combined
ASSETS
Cash and cash equivalents	$6,069	$100	$8	$0	$(2,194)	A	$3,983
Other current assets	6,273	5,813	98	835	(411)	D	12,608

Total current assets	12,342	5,913	106	835	(2,605)		16,591
Intangible assets, net	4,544	0	0	0	1,000	B	5,544
Goodwill	9,809	0	0	0	3,149	C	12,958
Other non-current assets	1,875	615	3	38	971	D/E	3,502

Total assets	$28,570	$6,528	$109	$873	$2,515		$38,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$13,850	$5,955	$4	$899	$728	E	$21,436
Non-current liabilities	207	47	0	0	2,392	A/D/E	2,646

Total liabilities	14,057	6,002	4	899	3,120		24,082
Minority interest	(122)				0		(122)
Stockholders’ equity	14,635	526	105	(26)	(605)	D/E/F	14,635

Total liabilities and stockholders’ equity	$28,570	$6,528	$109	$873	$2,515		$38,595

The table below is the translation to US dollars (USD) for Visual included in Exhibit 99.2.

	In CZK		.05872 In USD
		Visual
ASSETS
Cash and cash equivalents	1,695		$100
Other current assets	98,999		5,813
Total current assets	100,694		5,913
Intangible assets, net			0
Goodwill			0
Other non-current assets	10,473		615
Total assets	111,167		$6,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	101,412		$5,955
Non-current liabilities	798		47
Total liabilities	102,210		6,002
Minority interest
Stockholders’ equity	8,957		526
Total liabilities and stockholders’ equity	111,167		$6,528

See accompanying notes to unaudited pro forma condensed combined financial statement

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2008
(in thousands of USD, except per share data)

	Historical				Pro Forma		Pro Forma
			Visual	Visual
	KIT	Visual *	Media *	Slovakia *	Adjustments		Combined
Revenue	$14,368	$10,528	$0	$808	$		$25,704

Operating expenses	31,052	10,615	13	510	246	G/H	42,436

Profit (loss) from operations	(16,684)	(87)	(13)	298	(246)		(16,732)
Interest and other income	267	0	0	0			267
Interest and other expense	(85)	(120)	0	(5)	(41)		(251)

Net profit (loss) before income taxes	(16,502)	(207)	(13)	293	(287)		(16,716)
Income tax expense	2						2

Net profit (loss) before minority interest	(16,504)	(207)	(13)	293	(287)		(16,718)
Minority interest	(8)						(8)

Net profit (loss) available to common shareholders	$(16,512)	$(207)	$(13)	$293	$(287)		$(16,726)

Basic and diluted net (loss) per common share	$(0.21)						$(0.21)
Weighted average common shares outstanding, basic and diluted	78,895,542						78,895,542

*  For the six months ended September 30,2008, as the year end for these companies is March 31, 2008

The table below is the translation to US dollars (USD) for Visual included in Exhibit 99.2.

	In CZK		.06289 In USD
		Visual *
Revenue	167,407		$10,528

Operating expenses	168,786		10,615

Profit (loss) from operations	(1,379)		(87)
Interest and other income			0
Interest and other expense	(1,915)		(120)

Net profit (loss) before income taxes	(3,294)		(207)
Income tax expense			0

Net profit (loss) before minority interest	(3,294)		(207)
Minority interest			0

Net profit (loss) available to common shareholders	(3,294)		$(207)

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(in thousands of USD, except per share data)

	Historical				Pro Forma		Pro Forma
			Visual	Visual
	KIT	Visual *	Media *	Slovakia *	Adjustments		Combined
Revenue	$13,929	$10,356	$0	$0	$		$24,285

Operating expenses	48,167	10,054	0	0	314	G	58,535

Profit (loss) from operations	(34,238)	302	0	0	(314)		(34,250)
Interest and other income	725	0	0	0			725
Interest and other expense	(913)	(173)	0	0	(55)		(1,141)

Net profit (loss) before income taxes	(34,426)	129	0	0	(369)		(34,666)
Income tax expense	125	0	0	0			125

Net profit (loss) before minority interest	(34,551)	129	0	0	(369)		(34,791)
Minority interest	(13)	0	0	0			(13)

Net profit (loss) available to common shareholders	$(34,564)	$129	$0	$0	$(369)		$(34,804)

Basic and diluted net (loss) per common share	$(0.99)						$(1.00)
Weighted average common shares outstanding, basic and diluted	34,869,325						34,869,325

*  For the year ended March 31, 2008, which is the year end for these companies

The table below is the translation to US dollars (USD) for Visual included in Exhibit 99.1.

	In CZK		.05249 In USD
		Visual *
Revenue	197,295		$10,356

Operating expenses	191,539		10,054

Profit (loss) from operations	5,756		302
Interest and other income			0
Interest and other expense	(3,303)		(173)

Net profit (loss) before income taxes	2,453		129
Income tax expense	1,330		0

Net profit (loss) before minority interest	1,123		129
Minority interest			0

Net profit (loss) available to common shareholders	1,123		$129

See accompanying notes to unaudited pro forma condensed combined financial statements

KIT DIGITAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Purchase Price to Acquire Visual Connection, a.s.

The aggregate cost of the acquisition of Visual was approximately $4,650 thousand which consists of $2,500 thousand, subject to adjustment on a dollar-for-dollar basis for negative working capital of an estimated $306 thousand plus $2,150 thousand, which is fifty percent of the $4,300 thousand payable in four equal installments six, 12, 18 and 24 months from closing, which is based on achieving certain performance milestones but cannot be reduced by more than fifty percent. We have allocated the aggregate cost of the acquisition to Visual’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost of the acquisition over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the preliminary allocation of the aggregate cost of the acquisition. The final purchase price allocation will depend upon the final valuation of the assets acquired and the liabilities assumed upon the close of the acquisition. Consequently, the actual allocation of the purchase price could differ from that presented herein.

Aggregate Cost
of the
Acquisition
($ in thousands)
Intangible assets—customer relationships	$1,000
Acquired assets, net	195
Goodwill	3,149

Total	$4,344

 Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments on the attached unaudited pro forma condensed combined balance sheets include the following:

A.)
Represents the gross consideration paid by KIT for the acquisition of Visual of $4,344 thousand of which $2,500 less an estimate for the working capital adjustment of $306 thousand plus $1,075 thousand which is on or less than twelve months from completion and is in current liabilities and $1,075 thousand which is due more than twelve months from closing and is in non-current liabilities assuming the transaction had been completed on September 30, 2008.

B.)	Represents the estimated fair value of intangible assets separately identifiable from goodwill as of the acquisition of $1 million.

C.)	Represents goodwill, which is the excess of the purchase price over the net estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed.

D.)	Represents the elimination entry for the investment in Visual Media and Visual Slovakia on Visual's books and elimination of intercompany balances between Visual and its subsidiaries.

E.)	Represents the adjustment for capital leases recorded as operating leases previously and the adjustment for the accrual of vacation not previously recorded.

F.)	Represents the elimination of Visual’s historical equity accounts.

Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments on the attached unaudited pro forma condensed combined statements of operations include the following:

G.)
Represents the increase in amortization of intangible assets based on the estimated fair value of acquired intangible assets. We preliminarily identified approximately $1 million of amortizable intangible assets with an average estimated useful life of approximately 4 years. Identifiable intangible assets included customer relationships. Amortization of these assets will be recorded to operating expenses. The purchase price allocation for Visual is preliminary and will be finalized upon receipt of a final valuation report.

H.)	Represents the adjustment for capital leases recorded as operating leases previously and the adjustment for the accrual of vacation not previously recorded.